Exhibit 99.1

Bruker Announces Final Fourth Quarter and Fiscal Year 2019 Financial Results

•	Q4 2019 revenue growth of 8.4%, organic revenue growth of 5.2% year-over-year
•	FY 2019 revenue growth of 9.3%, organic revenue growth of 5.7% year-over-year
•	Q4 2019 GAAP EPS of $0.44; non-GAAP EPS of $0.53, a decrease of 2% year-over-year
•	FY 2019 GAAP EPS of $1.26; non-GAAP EPS of $1.57, an increase of 12% year-over-year
•	Suspends FY2020 guidance due to COVID-19 disruption

BILLERICA, Massachusetts – March 27, 2020 – Bruker Corporation (Nasdaq: BRKR) today announced final audited financial results for the fourth quarter and fiscal year 2019, and the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The Company’s Audit Committee with the assistance of independent, external legal counsel and independent forensic accountants has concluded its internal investigation into an allegation related to the Company’s year-end close, primarily related to income tax matters, including the effective income tax rate for 2019 and the related income tax balance sheet accounts. With today’s Form 10-K filing, Bruker is now current with its SEC reporting obligations and in compliance with its Nasdaq continued listing requirements.

Bruker’s final operating results for the fourth quarter and fiscal year 2019, including revenue and operating income were unchanged from the preliminary operating results reported in Bruker’s press release and 8-K filing, dated February 18, 2020.

Fourth Quarter 2019 Financial Results

As previously announced on February 18, 2020, Bruker’s revenues for the fourth quarter of 2019 were $599.9 million, an increase of 8.4% compared to the fourth quarter of 2018. In the fourth quarter of 2019, Bruker’s year-over-year organic revenue growth was 5.2%. Growth from acquisitions was 4.3%, constant currency growth was 9.5%, while foreign currency translation had a negative effect of 1.1%.

Fourth quarter 2019 GAAP operating income was $117.7 million, compared to $106.4 million in the fourth quarter of 2018, representing GAAP operating margins of 19.6% and 19.2%, respectively. Non-GAAP operating income was $132.5 million, compared to $122.8 million in the fourth quarter of 2018. Bruker’s fourth quarter 2019 non-GAAP operating margin was 22.1%, compared to 22.2% in the fourth quarter of 2018.

Fourth quarter 2019 GAAP diluted earnings per share (EPS) were $0.44, compared to $0.50 per share in the fourth quarter of 2018. Fourth quarter 2019 non-GAAP diluted EPS were $0.53, compared to $0.54 per share in the fourth quarter of 2018. The year-over-year declines in GAAP and non-GAAP diluted EPS were driven by a higher effective tax rate in the fourth quarter of 2019.

Fiscal Year 2019 Financial Results

As previously announced on February 18, 2020, in fiscal year 2019, Bruker’s revenues were $2,072.6 million, an increase of 9.3% from $1,895.6 million in 2018. In fiscal year 2019, Bruker’s organic revenue growth was 5.7% year-over-year. Growth from acquisitions was 6.3%, constant currency growth was 12.0%, while foreign currency translation had a negative effect of 2.7%.

Fiscal year 2019 GAAP operating income was $300.9 million, compared to $262.4 million in 2018, representing GAAP operating margins of 14.5% and 13.8%, respectively. Fiscal year 2019 non-GAAP operating income was $364.0 million, compared to $317.9 million in 2018. Bruker’s non-GAAP operating margin in fiscal year 2019 was 17.6%, an increase of 80 basis points, compared to 16.8% in 2018.

Fiscal year 2019 GAAP EPS were $1.26, compared to $1.14 in fiscal year 2018. Fiscal year 2019 non-GAAP diluted EPS were $1.57, an increase of 12%, compared to $1.40 in fiscal year 2018. The increase in GAAP and non-GAAP EPS compared to the prior year was driven primarily by revenue growth, and higher gross and operating profit, partially offset by an increase in the effective tax rate for fiscal year 2019.

On a GAAP basis, for fiscal year 2019, Bruker reported an effective tax rate of 29.4%, compared to 26.0% in fiscal year 2018. Bruker’s non-GAAP effective tax rate for fiscal year 2019 was 28.1%, compared to 26.1% in fiscal year 2018. The increase in the effective tax rate for fiscal year 2019 was due to a geographical mix shift in earnings to higher tax jurisdictions and changes in tax reserves. For fiscal year 2020, the Company anticipates its non-GAAP effective tax rate to return to a range between 25% and 27%.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Suspending Fiscal Year 2020 (FY 2020) Guidance

In light of the challenging business conditions created by the global spread of COVID-19, Bruker is suspending its guidance for FY 2020. The Company expects to provide a business update on its first quarter 2020 earnings conference call in early May 2020. Bruker anticipates that both revenue and earnings will be lower in the first quarter of 2020 than in the first quarter of 2019. The Company’s second quarter 2020 results are expected to be significantly negatively impacted by COVID-19 related disruptions to the Company’s operations, to customer operations, and to global supply chains and logistics.

Bruker’s President and CEO Frank Laukien commented: “First and foremost, our concern is for the safety and health of our employees and their families, as well as for that of our customers and partners. Fundamentally, Bruker contributes, indirectly or directly, in important ways to global healthcare, food supply, IT infrastructure, and homeland security. We support many customers in their important research and development, analytical and diagnostic testing, as well as product safety and quality assurance, which are and will remain a high priority for our societies. Finally, Bruker continues to have a solid balance sheet and a strong liquidity position.”

Dr. Laukien continued: “With our enabling life science and diagnostic tools, we are particularly pleased to provide essential research and service support for infectious disease research, for anti-viral vaccine and therapeutic drug discovery and development, as well as for clinical microbiology and viral testing in support of the fight against the COVID-19 pandemic. Our clinical microbiology solutions are key for early identification of bacterial or fungal diseases that can affect COVID-19 patients with weakened immune systems, who may be also suffering from pneumonia or hospital-acquired complications.”

Internal Investigation

As previously disclosed on February 18, 2020, the Company’s Audit Committee initiated an internal investigation into an allegation received in connection with the Company’s year-end close, primarily relating to income tax matters including the effective income tax rate for 2019 and the related income tax balance sheet accounts. The Audit Committee, with the assistance of independent, external legal counsel and independent forensic accountants, concluded its investigation in March 2020. The Investigation did not identify any material misstatements or omissions regarding the Company’s financial statements, nor any misconduct, violations of the Company’s Code of Conduct or tone at the top failures.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research and clinical microbiology. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: organic revenue and revenue growth on a constant currency basis; non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth, free cash flow and return on invested capital, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. Related to organic growth, we also present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders. We define return on invested capital (ROIC) as non-GAAP operating profit after income tax divided by average total capital, which we define as debt plus equity minus cash and cash equivalents. We believe ROIC is an important measure of how effectively the Company invests its capital.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance, however we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures is provided in the tables accompanying this press release following our GAAP financial statements.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance, expected growth, and business outlook, including our outlook for revenue, EPS, operating margins or non-GAAP effective tax rate; statements regarding our business focus; the impact of foreign currency; the impact of the COVID-19 coronavirus; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the outcome of the Audit Committee’s recently concluded internal investigation, the impact of the delay in the Company’s finalization of its financial statements for and as of the period and year ended December 31, 2019, the suspension of fiscal year 2020 guidance, adverse changes in conditions in the global economy and volatility in the capital markets, the impact of the COVID-19 coronavirus outbreak, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, loss of key personnel, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2019. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Miroslava Minkova

Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663–3660, ext. 1479

E: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	December 31,	December 31,
	2019	2018

ASSETS

Current assets:
Cash and cash equivalents	$678.3	$322.4
Short-term investments	6.6	-
Accounts receivable, net	362.2	357.2
Inventories	577.2	509.6
Other current assets	172.0	115.1
Total current assets	1,796.3	1,304.3

Property, plant and equipment, net	306.1	270.6
Operating lease assets	65.6	-
Intangibles, net and other long-term assets	603.5	553.7

Total assets	$2,771.5	$2,128.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$0.5	$18.5
Accounts payable	118.4	104.5
Customer advances	137.9	124.4
Other current liabilities	388.8	351.9
Total current liabilities	645.6	599.3

Long-term debt	812.8	322.6
Operating lease liabilities	47.0	-
Other long-term liabilities	327.9	279.0

Redeemable noncontrolling interest	21.1	22.6

Total shareholders' equity	917.1	905.1

Total liabilities and shareholders' equity	$2,771.5	$2,128.6

FOR FURTHER INFORMATION:	Miroslava Minkova, Director, Investor Relations & Corporate Development
Tel: +1 (978) 663-3660, ext. 1479
Email: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
(in millions, except per share amounts)	December 31,		December 31,
	2019	2018	2019	2018

Revenues	$599.9	$553.6	$2,072.6	$1,895.6
Cost of revenues	303.6	280.8	1,077.3	995.6

Gross profit	296.3	272.8	995.3	900.0

Operating expenses:
Selling, general and administrative	130.3	117.3	500.2	444.7
Research and development	46.7	44.8	187.7	173.4
Other charges, net	1.6	4.3	6.5	19.5
Total operating expenses	178.6	166.4	694.4	637.6

Operating income	117.7	106.4	300.9	262.4

Interest and other income (expense), net	(6.5)	(6.2)	(20.5)	(17.7)

Income before income taxes and noncontrolling
interest in consolidated subsidiaries	111.2	100.2	280.4	244.7
Income tax provision	42.4	22.3	82.4	63.7

Consolidated net income (loss)	68.8	77.9	198.0	181.0
Net income attributable to noncontrolling
interests in consolidated subsidiaries	0.2	(0.2)	0.8	1.3
Net income (loss) attributable to Bruker Corporation	$68.6	$78.1	$197.2	$179.7

Net income (loss) per common share attributable to
Bruker Corporation shareholders:
Basic	$0.45	$0.50	$1.27	$1.15
Diluted	$0.44	$0.50	$1.26	$1.14

Weighted average common shares outstanding:
Basic	154.1	156.6	155.2	156.2
Diluted	155.4	157.4	156.6	157.2

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
(in millions)	December 31,		December 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Consolidated net income (loss)	$68.8	$77.9	$198.0	$181.0
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	18.3	16.6	75.6	64.9
Stock-based compensation expense	(0.5)	3.1	9.6	11.3
Deferred income taxes	(4.9)	(6.5)	(5.4)	(15.1)
Other non-cash expenses, net	8.4	11.1	10.1	39.8
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	3.0	(23.6)	(5.0)	(30.5)
Inventories	20.7	19.8	(60.2)	(35.5)
Accounts payable and accrued expenses	5.6	6.2	15.9	5.0
Income taxes payable, net	19.5	12.5	13.1	4.0
Deferred revenue	(2.4)	2.3	7.3	7.1
Customer advances	13.3	1.4	4.2	3.5
Other changes in operating assets and liabilities, net	(13.6)	11.5	(49.8)	4.2
Net cash provided by operating activities	136.2	132.3	213.4	239.7

Cash flows from investing activities:
Purchases of short-term investments	-	-	(6.4)	-
Maturities of short-term investments	-	-	-	117.0
Cash paid for acquisitions, net of cash acquired	(11.0)	(136.3)	(90.0)	(191.6)
Purchases of property, plant and equipment	(28.2)	(20.3)	(73.0)	(49.2)
Proceeds from sales of property, plant and equipment	-	0.3	11.0	0.4
Net cash used in investing activities	(39.2)	(156.3)	(158.4)	(123.4)

Cash flows from financing activities:
Proceeds from 2019 Note Purchase Agreement	297.9	-	297.9	-
Proceeds from 2019 Term Loan Agreement	300.0	-	300.0	-
Repayment of revolving lines of credit	(311.4)	(15.6)	(361.9)	(218.1)
Proceeds from revolving lines of credit	-	101.9	250.6	129.4
Repayment of 2012 Note Purchase Agreement	-	-	(15.0)	-
Repayment of other debt, net	(0.2)	(3.9)	(4.6)	(4.8)
Payment of deferred financing costs	(4.4)	-	(4.4)	-
Proceeds from issuance of common stock, net	2.8	0.5	10.9	9.4
Repurchase of common stock	-	-	(142.3)	-
Payment of contingent consideration	(0.6)	-	(6.2)	(2.3)
Payment of dividends to common stockholders	(6.2)	(6.3)	(25.0)	(25.1)
Cash Payments to noncontrolling interest	-	-	-	(0.9)
Net cash provided by (used in) financing activities	277.9	76.6	300.0	(112.4)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	7.0	(1.1)	0.6	(6.5)
Net change in cash, cash equivalents and restricted cash	381.9	51.5	355.6	(2.6)
Cash, cash equivalents and restricted cash at beginning of period	300.0	274.8	326.3	328.9
Cash, cash equivalents and restricted cash at end of period	$681.9	$326.3	$681.9	$326.3

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

(in millions, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$117.7	$106.4	$300.9	$262.4
Non-GAAP Adjustments:
Restructuring Costs	2.8	2.7	1.4	9.4
Acquisition-Related Costs	1.6	3.4	16.8	7.3
Purchased Intangible Amortization	9.1	7.4	38.3	28.9
Other Costs	1.3	2.9	6.6	9.9
Total Non-GAAP Adjustments:	$14.8	$16.4	$63.1	$55.5

Non-GAAP Operating Income	$132.5	$122.8	$364.0	$317.9
Non-GAAP Operating Margin	22.1%	22.2%	17.6%	16.8%

Non-GAAP Interest & Other Expense, net	(6.5)	(6.2)	(20.5)	(17.7)
Non-GAAP Profit Before Tax	126.0	116.6	343.5	300.2

Non-GAAP Income Tax Provision	(43.3)	(31.5)	(96.6)	(78.5)
Non-GAAP Tax Rate	34.4%	27.0%	28.1%	26.1%

Minority Interest	(0.2)	0.2	(0.8)	(1.3)

Non-GAAP Net Income Attributable to Bruker	82.5	85.3	246.1	220.4

Weighted Average Shares Outstanding (Diluted)	155.4	157.4	156.6	157.2

Non-GAAP Earnings Per Share	$0.53	$0.54	$1.57	$1.40

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$296.3	$272.8	$995.3	$900.0
Non-GAAP Adjustments:
Restructuring Costs	1.1	1.8	5.2	2.6
Acquisition-Related Costs	3.0	2.3	12.2	3.9
Purchased Intangible Amortization	5.1	5.0	23.5	21.6
Other Costs	-	0.6	0.8	0.6
Total Non-GAAP Adjustments:	9.2	9.7	41.7	28.7
Non-GAAP Gross Profit	$305.5	$282.5	$1,037.0	$928.7
Non-GAAP Gross Margin	50.9%	51.0%	50.0%	49.0%
Reconciliation of GAAP and Non-GAAP Selling, General and Administrative (SG&A) Expenses
GAAP SG&A Expenses	$130.3	$117.3	$500.2	$444.7
Non-GAAP Adjustments:
Purchased Intangible Amortization	4.0	2.4	14.9	7.3
Non-GAAP SG&A Expenses	$126.3	$114.9	$485.3	$437.4

Reconciliation of GAAP and Non-GAAP Tax Rate
GAAP Tax Rate	38.1%	22.3%	29.4%	26.0%
Non-GAAP Adjustments:
Tax Impact of Non-GAAP Adjustments	-0.7%	-1.2%	-1.3%	-0.6%
U.S. Tax Reform - Toll Charge	0.0%	-2.9%	0.6%	-2.7%
U.S. Tax Reform - Tax Rate Change	0.0%	0.1%	0.0%	0.1%
U.S. Tax Reform - Change in APB	0.0%	8.6%	0.0%	3.5%
Other Discrete Items	-3.0%	0.1%	-0.6%	-0.2%
Total Non-GAAP Adjustments:	-3.7%	4.7%	-1.3%	0.1%
Non-GAAP Tax Rate	34.4%	27.0%	28.1%	26.1%

Reconciliation of GAAP and Non-GAAP Earnings Per Share (Diluted)
GAAP Earnings Per Share (Diluted)	$0.44	$0.50	$1.26	$1.14
Non-GAAP Adjustments:
Restructuring Costs	0.02	0.02	0.01	0.06
Acquisition-Related Costs	0.01	0.02	0.11	0.05
Purchased Intangible Amortization	0.06	0.04	0.24	0.18
Other Costs	0.01	0.02	0.04	0.06
Income Tax Rate Differential	(0.01)	(0.06)	(0.09)	(0.09)
Total Non-GAAP Adjustments:	0.09	0.04	0.31	0.26
Non-GAAP Earnings Per Share (Diluted)	$0.53	$0.54	$1.57	$1.40

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$136.2	$132.3	$213.4	$239.7
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(28.2)	(20.3)	(73.0)	(49.2)
Non-GAAP Free Cash Flow	$108.0	$112.0	$140.4	$190.5

Reconciliation of Non-GAAP Return on Invested Capital (ROIC)

Non-GAAP Operating Income (from above)			$364.0	$317.9
Less: Non-GAAP Income Tax Provision (from above)			(96.6)	(78.5)
Non-GAAP Operating Income after Tax			$267.4	$239.4

Average Total Invested Capital:
Average Long-Term Debt			$567.7	$369.1
Average Current portion of Long-Term Debt			9.5	9.3
Average Total Shareholders' Equity			933.0	830.6
Less: Average Cash and Cash Equivalents			500.4	323.7
Average Total Invested Capital			$1,009.8	$885.3

Return on Invested Capital (ROIC)			26.5%	27.0%

Bruker Corporation

REVENUE  (unaudited)

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue by Group:
Bruker BioSpin	$199.0	$179.9	$621.4	$591.1
Bruker CALID	176.6	153.9	623.5	547.8
Bruker Nano	171.0	166.7	632.7	568.1
BEST	57.7	55.6	209.9	194.8
Eliminations	(4.4)	(2.5)	(14.9)	(6.2)
Total Revenue	$599.9	$553.6	$2,072.6	$1,895.6

Revenue by End Customer Geography:
United States	$150.5	$142.1	$529.8	$489.4
Europe	218.7	219.6	718.8	701.3
Asia Pacific	186.5	152.4	651.0	549.2
Other	44.2	39.5	173.0	155.7
Total Revenue	$599.9	$553.6	$2,072.6	$1,895.6

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	Total Bruker
GAAP Revenue as of Prior Comparable Period	$553.6	$530.5	$1,895.6	$1,765.9
Non-GAAP Adjustments:
Acquisitions and divestitures	24.0	17.0	118.4	28.2
Organic	28.9	18.2	108.9	76.0
Constant Currency Revenue Growth:	52.9	35.2	227.3	104.2
Currency	(6.6)	(12.1)	(50.3)	25.5
Total Non-GAAP Adjustments:	46.3	23.1	177.0	129.7
Non-GAAP Revenue	$599.9	$553.6	$2,072.6	$1,895.6
Revenue Growth	8.4%	4.4%	9.3%	7.3%
Organic Revenue Growth	5.2%	3.4%	5.7%	4.3%
Constant Currency Revenue Growth	9.5%	6.6%	12.0%	5.9%

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	Bruker Scientific Instruments (1)
GAAP Revenue as of Prior Comparable Period	$500.5	$484.4	$1,707.0	$1,583.9
Non-GAAP Adjustments:
Acquisitions and divestitures	22.3	17.0	113.6	28.2
Organic	29.1	10.1	99.7	74.4
Constant Currency Revenue Growth:	51.4	27.1	213.3	102.6
Currency	(5.3)	(11.0)	(42.7)	20.5
Total Non-GAAP Adjustments:	46.1	16.1	170.6	123.1
Non-GAAP Revenue	$546.6	$500.5	$1,877.6	$1,707.0
Revenue Growth	9.2%	3.3%	10.0%	7.8%
Organic Revenue Growth	5.8%	2.1%	5.8%	4.7%
Constant Currency Revenue Growth	10.3%	5.6%	12.5%	6.5%

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	BEST, net of Intercompany Eliminations
GAAP Revenue as of Prior Comparable Period	$53.1	$46.1	$188.6	$182.0
Non-GAAP Adjustments:
Acquisitions and divestitures	1.7	-	4.8	-
Organic	(0.3)	8.1	9.3	1.6
Constant Currency Revenue Growth:	1.4	8.1	14.1	1.6
Currency	(1.2)	(1.1)	(7.7)	5.0
Total Non-GAAP Adjustments:	0.2	7.0	6.4	6.6
Non-GAAP Revenue	$53.3	$53.1	$195.0	$188.6
Revenue Growth	0.4%	15.2%	3.4%	3.6%
Organic Revenue Growth	-0.5%	17.6%	4.9%	0.9%
Constant Currency Revenue Growth	2.8%	17.6%	7.4%	0.9%

(1)	Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI Life Science and BSI Nano Segments as presented in our 2019 Form 10-K.